SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):     April 4, 1996


                         VANGUARD CELLULAR SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          North Carolina                 0-16560                56-1549590
(State or other Jurisdiction     (Commission File Number)      (IRS Employer
 of Incorporation)                                           Identification No.)


          2002 Pisgah Church Road, Suite 300, Greensboro, NC            27455
          (Address of Principal Executive Offices)                   (Zip Code)


Registrant's Telephone Number, Including Area Code:      (910) 282-3690





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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        This report is being filed to provide the following exhibits:

        1        Underwriting Agreement.

        4        Form of Supplemental Indenture.

        5 Opinion of Schell Bray Aycock Abel & Livingston L.L.P. as to legality of Senior Debentures.

        12 Calculation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              VANGUARD CELLULAR SYSTEMS, INC.



                                              By: /s/ Richard C. Rowlenson
                                                   Richard C. Rowlenson
                                                   Senior Vice President


Date: April 4, 1996




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